UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

ATS Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 766-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions

On November 6, 2008, ATS Corporation (the “Company”) announced its financial results for the three and nine months ended September 30, 2008. The press release containing the announcement is attached hereto as Exhibit 99.1

Item 2.06 Material Impairments

On November 3, 2008, the Company’s management concluded, and the audit committee of its board of directors concurred, that a non-cash charge for impairment was required under relevant accounting principles with respect to the Company’s valuation of goodwill and intangible assets resulting from prior acquisitions.

This conclusion was made in connection with the Company’s annual impairment testing of goodwill and other intangible assets, conducted during the third quarter in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and in connection with the preparation and review of the financial statements to be included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008. The impairment resulted primarily from an updated outlook for businesses acquired during 2007, leading to an adjustment of the estimated value of the Company’s operating subsidiary as of August 31, 2008 of $56.8 million, of which $48.8 million was related to goodwill and $8.0 million was related to customer-related intangible assets.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2008

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and Chief Executive Officer